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                                                                     EXHIBIT 3.1

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               KAYDON CORPORATION

         Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the undersigned corporation executes the following Second Restated Certificate of Incorporation. The corporation was originally incorporated on October 24, 1983, under the name "BZ Purchase Corporation." This Second Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the requirements of Section 245 of the Delaware General Corporation Law, and merely restates and integrates, and does not further amend, the certificate of incorporation of the corporation. The Corporation's Restated Certificate of Incorporation, as amended, is hereby restated in its entirety as follows:

FIRST:   The name of the corporation is Kaydon Corporation (the "Corporation").

SECOND: The Corporation's registered office in the State of Delaware is at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:   The nature of the business and the objects or purposes to be conducted or promoted by the Corporation are to engage in any part of the world in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  CAPITAL STOCK

                                       A.

         The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000), of which ninety eight million (98,000,000) shall be Common Stock, par value $0.10 per share, and two million (2,000,000) shall be Preferred Stock, par value $0.10 per share.

         Shares of capital stock of the Corporation may be issued for such consideration, not less than par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and non-assessable.

                                       B.

         The following is a statement of the powers, preferences and rights and the qualifications, restrictions and limitations of the Common Stock of the
Corporation:

         1. Dividends. Subject to the preferences and other rights of the Preferred Stock as fixed in this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to paragraph C of this Article FOURTH, the holders of record of Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

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         2.       Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment to the holders of Preferred Stock of the amounts to which they are entitled under this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to paragraph C of this Article FOURTH, the assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

         3. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote in respect of each share held.

                                       C.

         The Board of Directors is expressly vested with authority to issue Preferred Stock from time to time in one or more series of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions of the Board of Directors providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series. The Board of Directors is also expressly vested with authority to fix the number of shares constituting such series and to fix:

                  (1) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or noncumulative and as participating or non-participating;

                  (2) the price or prices, times and terms and conditions, if any, upon which or at which shares of such series shall be subject to redemption;

                  (3) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange;

                  (4) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series;

                  (5) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                  (6) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of Common Stock;

                  (7) the full or limited voting rights, if any, to be provided for shares of such series; and

                  (8) any other designations, preferences and relative, participating, optional or other such special rights, and qualifications, limitations or restrictions thereof, of shares of such series;

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in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except as otherwise provided in this Certificate of Incorporation or as may be fixed by the Board of Directors as provided above; provided, however, that all shares of each series shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The amount of the authorized Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of the Preferred Stock or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise provided in this Certificate of Incorporation or in the above-mentioned resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

         The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of Preferred Stock, subject to any class voting rights of the holders of any series of Preferred Stock contained in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of Delaware.

         Pursuant to foregoing authority on May 4, 2000, the Board of Directors of the Corporation duly adopted the following resolution:

         RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issue of a series of Preferred Stock of the Corporation and hereby fixes the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Preferred Stock") and the number of shares constituting the Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Stock.

         Section  2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation (or any similar stock) ranking prior and superior to the Preferred Stock with respect to dividends, the holders of shares of Preferred Stock, in preference to the holders of Common Stock, $.10 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out

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         of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Corporation shall at any time after May 4, 2000 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of preferred stock with respect to dividends, a dividend of $1 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and

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         be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:


                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of preferred stock or any similar stock, or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section  4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

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                           (i)      declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Preferred Stock;

                           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section  6. Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior

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         (either as to dividends or upon liquidation, dissolution or winding up)
         to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment
         Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of capital stock which rank prior to or on a parity with Preferred Stock, holders of Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash

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         and/or any other property, then in any such case each share of
         Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Preferred Stock shall not be redeemable.


         Section 9. Rank. The Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of any other class of the Corporation's preferred stock.

         Section 10. Amendment. The Corporation's certificate of incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting together as a single class.

         Section 11. Fractional Shares. Preferred Stock may be issued in fractions of a share (in one one-thousandths (1/1000ths) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

FIFTH:   The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) The number of directors of the Corporation shall be fixed, and may be altered from time to time, in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

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                  (b)      The election of directors may be conducted in any
         manner approved by the stockholders at the time when the election is held and need not be by ballot.

                  (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

                  (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

SIXTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the Stockholders herein are granted subject to this reservation.

SEVENTH: DIRECTORS LIABILITY AND INDEMNIFICATION

                  (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affected any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  (b) (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust of other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to


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         provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to such indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

                  (2) If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware or any other applicable law for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire

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         under any statute, provision of the Certificate of Incorporation,
         Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) The Corporation may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

                  (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  (6) Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

                                  CERTIFICATION

The undersigned hereby certify as follows;

1. They are the President and Secretary, respectively, of Kaydon Corporation (the "Corporation").

2. The Second Restated Certificate of Incorporation of Kaydon Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law, as amended.

IN WITNESS WHEREOF, the undersigned have signed this certificate on 18 February, 2004, and hereby affirm and acknowledge under penalty of perjury that the filing of the Second Restated Certificate of Incorporation is the act and deed of the Corporation.

                                               KAYDON CORPORATION

                                               By: /S/ BRIAN P. CAMPBELL
                                                   Brian P. Campbell, President
ATTEST:

By: /S/ JOHN F. BROCCI
       John F. Brocci, Secretary

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